Exhibit 99.1

Stran & Company Reports Preliminary Selected Unaudited Results for the First Quarter of 2024

Year-over-year revenue expected to grow 17% compared to first quarter of 2023

Gross margin expected to increase by over 100 basis points versus first quarter of 2023

Cash, cash equivalents and investments expected to increase to $20.2 million as of March 31, 2024, compared to $18.5 million at December 31, 2023

Quincy, MA / June 28, 2024 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today reported preliminary selected unaudited results for the first quarter of 2024.

“We are pleased to report we project strong growth for the first quarter of 2024,” commented Andy Shape, President and CEO of Stran. “Specifically, sales are expected to have increased approximately 17% over the same period last year, which reflects our continued addition of new customers and expansion of existing contracts with existing clients. We expect these results despite a challenging market for our industry, which reflects our strong reputation and increasing market share. In addition, we project that our gross margin improved by over 100 basis points for the quarter compared to the same quarter in the prior year. Lastly, we continue to maintain a strong balance sheet, as illustrated by the fact our cash, cash equivalents and investments are expected to have increased to $20.2 million as of March 31, 2024, compared to $18.5 million as of December 31, 2023. As previously reported, we have engaged Marcum LLP as our new independent public accounting firm, one of the top-ranked by market share and largest PCAOB-registered audit and accounting firms in the U.S., after we were required to dismiss our prior independent public accounting firm. We believe we are making rapid progress toward completing applicable quarterly reporting procedures with our new audit firm, and look forward to reporting our complete and final financial results for the first quarter upon completion of this process.”

The selected unaudited results in this press release are preliminary and subject to the completion of accounting and interim review procedures and are therefore subject to adjustment.

About Stran

For over 29 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com